UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2007

PetroHunter Energy Corporation
(Exact name of registrant as specified in its charter)

Maryland	000-51152	98-0431245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1875 Lawrence Street, Suite 1400, Denver, CO          80202
                  (Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code: (303) 572-8900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This Amendment No. 1 to Form 8-K is being filed to correct the amounts of convertible debentures and warrants sold by the registrant that were reported in the Form 8-K filed November 15, 2007.

Item 1.01         Entry into a Material Definitive Agreement

On November 13, 2007, PetroHunter Energy Corporation (“PetroHunter”) completed the sale to several accredited investors of Series A 8.5% Convertible Debentures in the aggregate principal amount of $6,956,387.   Of the debentures placed, $476,387 was to investors in an earlier private placement that was never completed.  The debentures are further described in Item 2.03 below.

The debenture holders also received five-year warrants that allow the holders to purchase a total of 46,375,914 shares of common stock at prices ranging from $0.24 to $0.27 per share.

Repayment of the Debentures is secured by PetroHunter’s shares of its Australian subsidiary.

Proceeds of the financing will be used for further development of PetroHunter’s resource properties and for working capital.

PetroHunter has agreed to file a registration statement with the Securities and Exchange Commission in order to register the resale of the shares issuable upon conversion of the debentures and the shares issuable upon exercise of the warrants that were issued to the Investors and the placement agent.

This summary description of the financing does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement and other transaction documents, which will be filed as exhibits hereto and the additional descriptions contained in this Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The debentures have the following material terms:

•
Interest at 8.5% per annum, payable quarterly on January 1, April 1, July 1 and October 1 beginning January 1, 2008, in cash or in shares at the option of PetroHunter, with the shares to be registered pursuant to an effective registration statement and priced at $0.15 per share;

•	Maturity date of 5 years;

•	Convertible at any time by the holders into shares of PetroHunter common stock at a price equal to $0.15 per share;

•
Convertible at the option of PetroHunter so long as there is an effective registration statement covering the shares underlying the debentures and the volume-weighted average price of PetroHunter’s common stock over 20 consecutive trading days is at least 200% of the per share conversion price, with a minimum average trading volume of 300,000 shares per day;

•
Redeemable at the option of PetroHunter at 120% of face value at any time after one year from date of issuance, so long as there is an effective registration statement covering the shares underlying the debentures and the volume-weighted average price of PetroHunter’s common stock over 20 consecutive trading days is at least 200% of the per share conversion price, with a minimum average trading volume of 300,000 shares per day; and

•	Anti-dilution protections to allow adjustments to the conversion price of the debentures in the event PetroHunter sells or issues shares at a price les than the conversion price of the debentures.

Item 3.02	Unregistered Sales of Equity Securities

PetroHunter sold five-year warrants that allow the holders to purchase 46,375,914 shares of common stock at prices ranging from $0.24 to $0.27 per share (the “Warrants”).  A holder of a Warrant is not permitted to exercise the warrant for a number of shares of common stock greater than the number that would cause the aggregate beneficial ownership of common stock of such holder and all persons affiliated with such holder to exceed 4.99% of PetroHunter’s then outstanding common stock.  Both the number of Warrants and the exercise price of the Warrants are subject to anti-dilution adjustments in the event of certain stock splits, stock combinations and other similar transactions.

Based upon the sophistication and financial condition of the Investors, PetroHunter relied upon the exemptions from registration under the Securities Act of 1933 contained in Section 4(2) of the Securities and/or Rule 506 of Regulation D promulgated under the Securities Act for the offer and sale of the Debentures and Warrants.  PetroHunter paid a placement fee of $349,800 and issued placement agent warrants entitling the holders to purchase an aggregate of 233,200 shares at $0.35 per share for a period of five years.

Item 8.01	Other Events

Pursuant to General Instruction F., the registrant incorporates by reference the information contained in the document filed as Exhibit 99.1 to this Form 8-K.

Item 9.01          Financial Statements and Exhibits

Exhibit Number	Description

10.1	Securities Purchase Agreement*

10.2	Form of Debenture*

10.3	Registration Rights Agreement*

10.4	Form of Warrant*

10.5	Collateral Pledge and Security Agreement*

99.1	Press release dated November 14, 2007*
________________
*filed November 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHUNTER ENERGY CORPORATION
November 16, 2007	By: /s/ David E. Brody David E. Brody Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Securities Purchase Agreement

10.2	Form of Debenture

10.3	Registration Rights Agreement

10.4	Form of Warrant

10.5	Collateral Pledge and Security Agreement

99.1	Press release dated November 14, 2007
________________
*filed November 15, 2007